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                                                                    EXHIBIT 23.6



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of 7,339,724 shares of its Class A Subordinate Voting Stock and to the incorporation by reference therein of our report dated October 4, 1999, except paragraph 1 of
Note 5 as to which the date is October 19, 1999, with respect to the combined financial statements of Golden Gate Fields consisting of Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board, Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. (wholly owned subsidiaries of Ladbroke Racing Corporation), included in the Registration Statement on Form S-1 of Magna Entertainment Corp. originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on January 14, 2000 (File No. 333-94791).


                                                      /s/ Ernst & Young LLP
                                                      ---------------------
                                                      Chartered Accountants


August 29, 2001
Toronto, Canada